SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                 April 17, 2006

                          ELITE FLIGHT SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                     001-31231                26-0003788
          --------                     ---------                ----------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)

     710 Third Street, Suite 200, Roanoke, Virginia                24061
     ----------------------------------------------                -----
        (Address of principal executive offices)                 (Zip code)

                                 (540) 345-3358
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              Registrant's telephone number, including area code:


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On April 17, 2006, AIM American Mortgage, Inc. (the "Company"), a Delaware corporation and subsidiary of Elite Flight Solutions, Inc., a Delaware corporation (the "Registrant"), entered into an Employment/Option Agreement (the "Agreement") with James E. Shipley ("Employee") and/or assigns, an individual acting on behalf of TRAC Financial Group, Inc. ("TRAC"). Pursuant to the Agreement, the Company shall retain Employee to serve as Chief Executive Officer of the Company for a period of three (3) years for a monthly base salary equal to Five Thousand Dollars ($5,000) for the first two (2) offices opened by the Company, plus Two Thousand Five Hundred Dollars ($2,500) per month in additional compensation for each additional office opened by the Company during the term of the Agreement. Employee shall receive as additional incentive pay forty percent (40%) of EBITDA per calendar quarter of all Company offices. Employee is also entitled to (a) a signing bonus equal to Five Hundred Thousand (500,000) shares of the Company's restricted common stock, (b) reimbursement for all reasonable and necessary expenses incurred by Employee in carrying out his duties under the Agreement, (c) participation in all health, dental, disability, life insurance and other benefit programs now or hereafter established by the Company which cover substantially all other of the Company's employees and (d) such other benefits as may be approved from time to time by the Company.

      Furthermore, pursuant to the Agreement Employee shall utilize a proprietary marketing system (the "System") which is also used by TRAC. TRAC shall loan to the Company such amounts equal to the costs of the System on terms that are no greater than its actual cost plus ten percent (10%). Such loan shall be secured by all of the stock of the Company and the gross profits from loans generated by the Company, and the principal shall be repaid at the rate of Three Hundred Dollars ($300) per loan closed and funded. Employee and/or assigns, acting on behalf of TRAC, shall be granted the option to purchase the Company for One Million Dollars ($1,000,000) in cash or publicly traded securities, less any debts outstanding between January 2, 2007 and June 30, 2007.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits No. Description:

Exhibit      Description                                          Location
-------      -----------                                          --------

Exhibit 10.1 Employment/Option Agreement, dated April 17,      Provided herewith
             2006, by and between AIM American Mortgage,
             Inc. and James E. Shipley and/or assigns, as an individual acting on behalf of TRAC Financial
             Group, Inc.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 11, 2006                     ELITE FLIGHT SOLUTIONS, INC.

                                          By:      /s/ Bruce Edwards
                                                   -----------------
                                          Name:    Bruce Edwards
                                          Title:   Chief Executive Officer


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